UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2014

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 272-4235

18 Craftsman Road

East Windsor, Connecticut 06088

(860) 763-7014

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Reference is made to Item 3.02 of this Current Report on Form 8-K regarding the Registration Rights Agreement (as defined below). The disclosure contained in Item 3.02 with respect to the Registration Rights Agreement and the information contained in Exhibit 10.1 attached hereto are hereby incorporated by reference in their entirety into this Item 1.01.

Item 3.02                                           Unregistered Sales of Equity Securities.

On December 15, 2014 (the “Closing Date”), STR Holdings, Inc. (the “Company”), completed its previously announced sale of 27,632,130 shares (the “Purchased Shares”) of its authorized but unissued common stock, par value $0.01 per share (the “Common Stock”), to Zhen Fa New Energy (U.S.) Co., Ltd. (the “Purchaser”), a Nevada corporation and indirect subsidiary of Zhenfa Energy Group Co., Ltd., a Chinese limited liability company (“Zhenfa”), for an aggregate purchase price of approximately $21.7 million (the “Share Issuance”), pursuant to a Stock Purchase Agreement, dated as of August 11, 2014 (the “Purchase Agreement”), by and between the Company and the Purchaser. The issuance and sale of the Purchased Shares was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In connection with the closing of the Share Issuance (the “Closing”), the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser that will, among other things, require the Company to register the Purchased Shares upon the request of the Purchaser or certain transferees of the Purchaser.  Pursuant to the terms of the Registration Rights Agreement, these registration rights will not become effective until one year after the Closing Date and the costs incurred in connection with such registrations will be borne by the Company.

The foregoing description of the Share Issuance, the Purchase Agreement and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2014, and is incorporated herein by reference, and the Registration Rights Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01                                           Changes in Control of Registrant.

As more fully described under Item 3.02 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference, following the Share Issuance, the Purchaser currently owns approximately 51% of the Company’s outstanding Common Stock.  Therefore, the Share Issuance resulted in a change in control of the Company.

Pursuant to the Purchase Agreement, two members of the Board of Directors of the Company (the “Board”) resigned effective as of the Closing and the Board was expanded from five members to seven members. Four new directors, who were each nominated by the Purchaser, were appointed to the Board effective as of the Closing, constituting a majority of the Board. Reference is made to Item 5.02 of this Current Report on Form 8-K regarding the resignation of certain directors and the appointment of new officers and directors. The disclosure contained in Item 5.02 is hereby incorporated by reference in its entirety into this Item 5.01.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing, each of Robert M. Chiste and Dennis L. Jilot, who served as members of the Board prior to the Closing, resigned from their directorships and any committee of which they were a member. These resignations were as a result of the Closing and pursuant to the terms of the Purchase Agreement and were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Effective as of the Closing, and pursuant to the terms of the Purchase Agreement, the Company appointed Andrew Africk, Eugene Cha, Qu Chao and Xin (Cindy) Lin to the Board. Each of Messrs. Africk, Cha, Chao and Ms. Lin were nominated by the Purchaser (each, a “Purchaser Director”). Messrs. Africk and Cha are independent directors (in accordance with the rules of the New York Stock Exchange) and have each been named to the Audit Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Africk has also been named to the Compensation Committee of the Board.

Effective as of the Closing, John A. Janitz and Andrew M. Leitch were each named to the new Special Committee of Continuing Directors.

Andrew Africk, 48, is the founder of Searay Capital LLC, a private investment company. Mr. Africk founded Searay Capital in July 2013 after 21 years leading private equity and capital markets investments for Apollo Global Management LLC, referred to as Apollo, a leading global alternative asset manager with assets under management exceeding US $150 billion. As a Senior Partner at Apollo, Mr. Africk was responsible for investments in technology and communications and has over 22 years of experience financing, analyzing and investing in public and private companies. In July 2014, Mr. Africk was appointed to serve on the board of directors of Alliqua BioMedical where he serves on the audit committee. In the last five years, Mr. Africk has served on the boards of directors for various public companies including Hughes Telematics, Inc. and Hughes Communications, Inc., where he served on the compensation and nomination committees. He also served on the board of directors of Parallel Petroleum, Inc., a private company. Mr. Africk serves on the Board of Overseers of the University Of Pennsylvania School Of Engineering, the UCLA Science Board, and is a Trustee of the Trinity School in New York City.

Mr. Africk is a significant minority stockholder of the Company, owning approximately 7.5% of the Company’s outstanding shares of Common Stock prior to the Closing. Nevertheless, as a result of his independence from the Purchaser, Mr. Africk is one of two independent directors nominated by the Purchaser. Mr. Africk was selected to serve on our Board in light of his significant experience in making and managing private equity investments and extensive experience in financing, analyzing and investing in public and private companies, as well as his experience as a director of public and private companies, including service on audit, compensation and nominating committees.

Eugene Cha, 58, currently serves as Chairman of CPY Financial Factoring Co., Ltd., the first financial factoring joint venture between China and Hong Kong. Mr. Cha also serves as a non-executive director of Core Pacific Yamaichi Securities (HK) Co., Ltd., the first Taiwanese securities firm formed in Hong Kong, as an independent director at Founder Fubon Fund Management Co., Ltd., the first mutual fund joint venture formed between Chinese and Taiwanese companies, and an external supervisor at Xiamen Bank, the first Taiwanese invested commercial bank in China. From 1984 to 2006, Mr. Cha was a partner with the international law firm Cha & Cha LLP and focused his practice on international corporate finance and mergers and acquisitions. Mr. Cha has also served as an independent director from 2005 to 2008 at Dacheng Fund Management Co., Ltd and served as vice chairman of the YouChange PuRong Information Technology, Ltd., a social business created by Grameen Foundation USA, China Social Entrepreneur Foundation, and two financial companies designed to increase access to microfinance for millions of poor farmers in rural China. Mr. Cha has been a director, including past president, of the Chinese American Political Action Association in New York and also served as a Member of the National Assembly, Taiwan from 1992 until 1996, where he was actively involved on the Constitutional Amendment Advisory Committee which ultimately amended the Constitution to allow direct election of the Taiwanese President, a major step in the modernization of the democratic process in Taiwan.

Mr. Cha was selected to serve on the Board in light of his extensive experience as a director of various private companies in Asia and his significant legal expertise in international corporate finance and other corporate matters.

Qu Chao, 38, has served as the General Manager of Zhenfa Chongqing Overseas Investment Co., Ltd., Vice General Manager of Zhenfa and Vice President of Zhenfa and its affiliated entities (the “Zhenfa Group”) since January 2014 where he manages the companies and focuses on finance management, investment and overseas business. Since 2012, Mr. Qu has served in a number of capacities with the Zhenfa Group, including as Chairman Assistant and Director of Finance & Invest Department of the Zhenfa Group between April 2012 and December 2013, and Director, Vice General Manager, and Chief Financial Officer of Zhenfa between November 2012 and June 2014. As one of the founders of Zhenfa, Mr. Qu developed the electricity investment business for Zhenfa and also was responsible for the Zhenfa’s strategic cooperation relationship with First Solar. Between October 2009 and March 2012, Mr. Qu has served as the Chief Financial Officer in the renewable energy industry in China at CECEP (Jiangyin) Low Carbon Economy & Technology Development Co., Ltd. and Chief Financial Officer at China Energy Conservation and Environmental Protection Investment (Wuxi) Co., Ltd. between August 2008 and November 2011. Mr. Qu also has prior auditing experience in China having worked as Senior Project Manager (responsible for assisting a public company) in Beijing Xinghua Certified Public Accountants Co., Ltd.

Mr. Qu was selected to serve on the Board in light of his financial background and his experience in the renewable energy sector, particularly in China, as well has his relationship with Zhenfa and its affiliates, and its interests as the majority beneficial owner of our common stock.

Xin (Cindy) Lin, 42, is currently President of the Purchaser, having served in this capacity since April 2013 and is responsible for leading Zhenfa’s activities in the U.S., including strategic business planning and development, project development and management, product marketing and sales, as well as Zhenfa’ s investment and acquisition activities in U.S. Ms. Lin has also worked at Medtronic IT since August 2001, where she currently serves as senior principal IT developer, with a primary focus in the area of business intelligence, data management and data analytics. In 2006, Ms. Lin founded L&B International LLC, a consulting firm focusing on providing consulting services in the area of renewable energy development, and is currently its President. Ms. Lin previously worked at the Bank of China in Beijing, China, where she was responsible for international trade settlement, issuance and payment of letters of credit, letters of guarantee and other financial instruments for export and import companies.

Ms. Lin was selected to serve on the Board in light of her relationship with Zhenfa, and its interests as the majority beneficial owner of our Common Stock, particularly her experience as the member of the Zhenfa management team with the most familiarity with conducting business within the United States.

No Purchaser Director has a family relationship with any other director or executive officer on the Board. There are no arrangements or understandings, other than the Purchase Agreement, pursuant to which the Purchaser Directors were selected. There are no related party transactions between the Company and the Purchaser Directors reportable under Item 404(a) of Regulation S-K.

In connection with the Share Issuance, the Compensation Committee of the Board recommended to the Board, and the Board with the consent of the Purchaser, a new compensation policy, effective upon the Closing. The new compensation policy is applicable to all of the Company’s independent directors. Directors who are employees of the Company or employees of or affiliated with the Purchaser or Zhenfa will not receive compensation for their service as members of either the Board or any committee thereof. Robert S. Yorgensen, as the Company’s President and Chief Executive Officer, and Ms. Lin and Mr. Qu, as employees of the Purchaser and Zhenfa, respectively, will not receive any compensation for their service on the Board or any committee thereof. All other non-employee directors will receive compensation as described in the Company’s Definitive Proxy Statement filed with the SEC on October 8, 2014.

A copy of a press release announcing the appointment of the Purchaser Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01                                           Other Events.

On December 15, 2014, the Company issued a press release announcing the Closing and declaring a special dividend of $0.85 per share payable on each share of Common Stock, other than the shares of Common Stock owned by the Purchaser. The dividend is payable on January 2, 2015 to stockholders of record as of the record date, December 26, 2014. The ex-dividend date for the dividend is January 5, 2015. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)

Exhibit Number	Description
10.1	Registration Rights Agreement, dated as of December 15, 2014, by and between STR Holdings, Inc. and Zhen Fa New Energy (U.S.) Co., Ltd.

99.1	Press Release entitled “STR Holdings Announces New Board of Director Composition” issued by the Company on December 15, 2014.

99.2	Press Release entitled “STR Holdings Closes Sales of Controlling Interest to Zhenfa Energy Group and Declares Special Dividend” issued by the Company on December 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: December 15, 2014	By:	/s/ ALAN N. FORMAN
Alan N. Forman
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Registration Rights Agreement, dated as of December 15, 2014, by and between STR Holdings, Inc. and Zhen Fa New Energy (U.S.) Co., Ltd.

99.1	Press Release entitled “STR Holdings Announces New Board of Director Composition” issued by the Company on December 15, 2014.

99.2	Press Release entitled “STR Holdings Closes Sales of Controlling Interest to Zhenfa Energy Group and Declares Special Dividend” issued by the Company on December 15, 2014.